Exhibit 99.1

F O R I M M E D I A T E R E L E A S E	Media Contact:	Bob Hetherington 901.682.1360 bhether@earthlink.net

Financial Contact:	Randall H. Brown 901.259.2500 rbrown@edrtrust.com
Education Realty Trust Plans Investor Day in Raleigh, N.C.
Event with Mid-America Apartment Communities, Inc., Set for September
Memphis, Tennessee, May 15, 2007 – Education Realty Trust, Inc. (NYSE: EDR) today announced plans to host Investor Day events in Raleigh and Greensboro, North Carolina, on September 11, 2007.
Investor Day activities will include meetings with the senior management of Education Realty Trust as well as tours of three collegiate communities, University Towers and The College Inn at North Carolina State University in Raleigh, North Carolina, and University Village, Greensboro, a new off-campus community near the University of North Carolina, Greensboro.
The event is being scheduled in cooperation with Mid-America Apartment Communities, Inc. (NYSE: MAA), the Memphis-based apartment-only real estate investment trust, which has plans for institutional Investor Day events in Raleigh, North Carolina, beginning on September 10, 2007.
Additional information about registration for Investor Day and details about scheduled events will be available through the company’s Investor Relations Web site at www.educationrealty.com in the coming weeks.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE: EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the U.S. Led by a team with more than 190 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 41,785 beds at 68 communities in 21 states. For more information please visit the company’s Web site at www.educationrealty.com.
About Mid-America Apartment Communities
Mid-America Apartment Communities is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 39,587 apartment units throughout the Sunbelt region of the United States. For further details, please refer to the Mid-America Web site at

www.maac.net or contact the company’s investor relations department at investor.relations@maac.net or by phone at (901) 435-5371.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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